Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56515) pertaining to the Employees' Savings Plan of Today's Man, Inc. and in the Registration Statement (Form S-3 No. 333-57179) of Today's Man, Inc. and in the related Prospectus of our report dated March 17, 1999, with respect to the consolidated financial statements of Today's Man, Inc. included in its Annual Report (Form 10-K) for the year ended January 30, 1999.



                                                           /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 29, 1999